Exhibit 16.1

Deloitte & Touche LLP 1100 Carillon Building 227 W Trade Street Charlotte, NC 28202 USA Tel: 704-887-1500 Fax: 704-887-1570 www.deloitte.com

June 9, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Sonic Automotive, Inc.’s Form 8-K dated June 9, 2008, and have the following comments:

1. We agree with the statements made in Item 4.01(a).

2. We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu